Exhibit 99.2
AMENDMENT TO
ASSOCIATED BANC-CORP
2003 LONG-TERM INCENTIVE STOCK PLAN
     WHEREAS, ASSOCIATED BANC-CORP (the “Company”) maintains the Associated Banc-Corp 2003 Long-Term Incentive Stock Plan; and
     WHEREAS, the Company now considers it desirable to amend the Plan.
     NOW, THEREFORE, pursuant to the power reserved to the Board of Directors of the Company (the “Board”) by Section V of the Plan, and by virtue of the authority delegated to the Compensation and Benefits Committee of the Board (the “Committee”), the Plan is hereby amended effective as of November 15, 2009, by substituting the following for Section III(c) of the Plan:
     “(c) Restricted Stock Awards. Restricted Stock Awards are stock grants or grants of units (which are measured by, and will ultimately be distributed in, stock), the vesting of which may depend upon the Participant’s continued employment with the Company or such other conditions as determined by the Committee.
     (i) The Committee shall determine the number of shares or units covered by each separate Restricted Stock Award granted under the Plan. The Committee shall determine which Participants will receive Restricted Stock Awards. Restricted Stock Awards will not qualify as ‘performance-based compensation’ under Code section 162(m).
     (ii) Restricted Stock Awards (or stock delivered pursuant thereto) may not be sold, transferred or otherwise disposed of, pledged, or otherwise encumbered during a period set by the Committee, commencing with the date of such award.
     (iii) Restriction terms and conditions will be set by the Committee at the time of award. These conditions may include a requirement that the Participant continue employment with the Company over a course of years or satisfy other conditions in order to vest the Restricted Stock Award.
     (iv) In the event of the termination of employment of a recipient of a Restricted Stock Award for any reason, the recipient shall retain all stock that is vested pursuant to the vesting schedule prescribed by the Committee. Vesting, however, will not continue with respect to any Restricted Stock Award that was not fully vested at the time of the termination of employment.
     (v) All restrictions shall lapse immediately upon a Change of Control, as defined in section IV(m) hereof except to the extent such lapse is prohibited by applicable law, including, but not limited to, the Troubled Asset Relief Program under the Emergency Economic Stabilization Act of 2008, as amended, including the Interim Final Rule published by the Department of the Treasury on June 15, 2009 and any other rules and regulations thereunder, as they may be promulgated and/or amended from time to time, and any other successor laws applicable to compensation arrangements, plans or programs.

     (vi) Certificates issued in respect of stock attributable to Restricted Stock Awards granted under the Plan shall be registered in the name of the recipient, but shall bear the following legend:
     ‘The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the Associated Banc-Corp 2003 Long-Term Incentive Stock Plan of Associated Banc-Corp (the ‘Plan’). A copy of said Plan is on file in the office of the Secretary of the Company at the Company’s offices in Green Bay, Wisconsin.’
     Prior to January 1, 2008, the legend provided:
     ‘The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the 2003 Long-Term Incentive Plan of Associated Banc-Corp (the ‘Plan’). A copy of said Plan is on file in the office of the Secretary of the Company at the Company’s offices in Green Bay, Wisconsin.’
     (vii) To enforce the restrictions, terms and conditions on Restricted Stock Awards, each recipient thereof shall, immediately upon receipt of a certificate or certificates representing such applicable stock, deposit such certificates, together with stock powers and such other instructions of transfer as the Committee may require, appropriately endorsed in blank, with the Company as Escrow Agent under an escrow agreement in such form as shall be determined by the Committee.
     (viii) Any Restricted Stock Award granted as a unit will be designed either to be exempt from or to comply with the requirements of Code section 409A.”
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     IN WITNESS WHEREOF, this Amendment to the Plan is adopted on the 15th day of November 2009.

/s/ John C. Meng
John C. Meng
Chairman of the Compensation and Benefits Committee

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